                                                                    Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                           MTI TECHNOLOGY CORPORATION

                                       and

                   THE SEVERAL PURCHASERS NAMED ON SCHEDULE A

                               Dated June 17, 2004

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE 1 DEFINITIONS.............................................................................................1

    Section 1.01        Definitions...............................................................................1
    Section 1.02        Interpretation and Rules of Construction..................................................9

ARTICLE 2 PURCHASE AND SALE OF THE SECURITIES.....................................................................9

    Section 2.01        Commitment to Purchase....................................................................9
    Section 2.02        The Closing..............................................................................10
    Section 2.03        Adjustment to Price Per Share and Purchased Securities...................................11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................12

    Section 3.01        Existence and Power......................................................................12
    Section 3.02        Authorization............................................................................12
    Section 3.03        Governmental Authorization...............................................................12
    Section 3.04        Noncontravention.........................................................................13
    Section 3.05        Capitalization...........................................................................13
    Section 3.06        Subsidiaries.............................................................................14
    Section 3.07        Public Reports; Financial Statements.....................................................15
    Section 3.08        Absence of Certain Changes...............................................................16
    Section 3.09        Indebtedness; No Undisclosed Material Liabilities........................................17
    Section 3.10        Litigation...............................................................................18
    Section 3.11        Compliance with Laws.....................................................................18
    Section 3.12        Title to Assets..........................................................................19
    Section 3.13        Material Contracts.......................................................................19
    Section 3.14        Intellectual Property....................................................................19
    Section 3.15        Licenses and Permits.....................................................................21
    Section 3.16        Employee Matters.........................................................................21
    Section 3.17        Key Employees and Executive Compensation.................................................23
    Section 3.18        Labor Matters............................................................................23
    Section 3.19        Taxes....................................................................................23
    Section 3.20        Environmental Matters....................................................................24
    Section 3.21        Certain Payments.........................................................................24
    Section 3.22        Affiliate Transactions...................................................................25
    Section 3.23        Finders' Fees............................................................................25
    Section 3.24        Nasdaq SmallCap Market...................................................................25
    Section 3.25        No Manipulation of Stock.................................................................25
    Section 3.26        Non-Investment Company...................................................................26
    Section 3.27        Compliance with Securities Act...........................................................26
    Section 3.28        Sarbanes-Oxley Act.......................................................................26
    Section 3.29        Accounting Controls......................................................................26
    Section 3.30        Acknowledgement Regarding Purchasers' Purchase of Purchased Securities...................26
    Section 3.31        Acknowledgement of Dilution..............................................................27

    Section 3.32        Form S-3 Eligibility.....................................................................27
    Section 3.33        Disclosure...............................................................................27

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.......................................................27

    Section 4.01        Existence and Power......................................................................27
    Section 4.02        Authorization............................................................................27
    Section 4.03        Governmental Authorization...............................................................28
    Section 4.04        Noncontravention.........................................................................28
    Section 4.05        Private Placement........................................................................28
    Section 4.06        Access to Information....................................................................29
    Section 4.07        General Solicitation.....................................................................29
    Section 4.08        Reliance.................................................................................29
    Section 4.09        Absence of Litigation....................................................................29
    Section 4.10        Finders' Fees............................................................................29
    Section 4.11        Economic Risk............................................................................30
    Section 4.12        Legends..................................................................................30

ARTICLE 5 COVENANTS OF THE COMPANY...............................................................................31

    Section 5.01        Notices of Certain Pre-Closing Events....................................................31
    Section 5.02        Pre-Closing Conduct of the Company.......................................................32
    Section 5.03        Tax Elections; Changes in Accounting Practices...........................................33
    Section 5.04        Capital Stock Matters....................................................................34
    Section 5.05        Pre-Closing Access to Information........................................................34
    Section 5.06        Update of Disclosure.....................................................................34
    Section 5.07        No Solicitation..........................................................................35
    Section 5.08        Use of Proceeds..........................................................................35
    Section 5.09        Insurance................................................................................35

ARTICLE 6 COVENANTS OF THE COMPANY AND THE PURCHASERS............................................................36

    Section 6.01        Further Assurances.......................................................................36
    Section 6.02        Required Filings and Consents............................................................36
    Section 6.03        Public Announcements.....................................................................36

ARTICLE 7 CONDITIONS TO CLOSING..................................................................................36

    Section 7.01        Conditions to Each Purchaser's Obligations...............................................36
    Section 7.02        Conditions to Company's Obligations......................................................38

ARTICLE 8 SURVIVAL; INDEMNIFICATION..............................................................................39

    Section 8.01        Survival.................................................................................39
    Section 8.02        Indemnification..........................................................................40
    Section 8.03        Limitations on Indemnification...........................................................41

ARTICLE 9 MISCELLANEOUS..........................................................................................42

    Section 9.01        Notices..................................................................................42

    Section 9.02        Expenses; Documentary Taxes..............................................................42
    Section 9.03        Entire Agreement.........................................................................43
    Section 9.04        Termination..............................................................................43
    Section 9.05        Amendments and Waivers...................................................................44
    Section 9.06        Successors and Assigns...................................................................44
    Section 9.07        Representative of the Purchasers.........................................................44
    Section 9.08        Third Party Beneficiaries................................................................45
    Section 9.09        Governing Law; Waiver of Jury Trial......................................................45
    Section 9.10        Headings.................................................................................45
    Section 9.11        Counterparts; Facsimile Signatures; Effectiveness........................................46

                                    EXHIBITS

Exhibit A         Form of Certificate of Designation
Exhibit B         Form of Warrant
Exhibit C         Form of Indemnification Agreement
Exhibit D         Form of Investor Rights Agreement
Exhibit E         Form of Management Rights Letter
Exhibit F         Form of Voting Agreement
Exhibit G         Form of Stradling Yocca Carlson & Rauth Legal Opinion

                                    SCHEDULES

Schedule A                    Purchasers
Schedule 3.05(c)              Company Securities
Schedule 3.05(f)              Securities Laws Compliance
Schedule 3.06(a)              Subsidiaries
Schedule 3.08                 Certain Changes Since Balance Sheet Date
Schedule 3.09(a)              Indebtedness
Schedule 3.10(a)              Suits
Schedule 3.12                 Liens on Assets
Schedule 3.13                 Performance Under Material Contracts
Schedule 3.14(a)              Business Intellectual Property
Schedule 3.14(b)              Business Intellectual Property Rights
Schedule 3.14(c)              Registrations and Applications for Business Intellectual Property
Schedule 3.14(h)              Transfers of Business Intellectual Property
Schedule 3.16(a)              Employee Benefit Plans
Schedule 3.16(f)              Contributions and Payments Under Employee Benefit Plans
Schedule 3.17(a)              Key Employees
Schedule 3.17(c)              Payments to Employees
Schedule 3.19                 Taxes
Schedule 3.22                 Affiliate Transactions
Schedule 3.23                 Finders' Fees

                          SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") dated June 17, 2004 by and among MTI TECHNOLOGY CORPORATION, a Delaware corporation (the "COMPANY"), and the several purchasers named as "Purchasers" in Schedule A (each, a "PURCHASER" and, collectively, the "PURCHASERS").

                                   BACKGROUND

            A. The Company proposes to issue to the Purchasers, pursuant to this Agreement, (i) shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK"), which shall have the rights, privileges and preferences set forth on the Certificate of Designation of Series A Convertible Preferred Stock, substantially in the form of Exhibit A (the "CERTIFICATE OF DESIGNATION"), and (ii) warrants (the "WARRANTS"), in substantially the form attached hereto as Exhibit B to purchase shares of its Common Stock, par value $0.001 per share (the "COMMON STOCK").

            B. The Purchasers desire to purchase from the Company, and the Company desires to issue to the Purchasers, such shares of Series A Preferred Stock, and such Warrants, in each case on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01 Definitions.

            (a) The following terms, as used herein, have the following meanings:

            "ADVENT" means Advent International Corporation, a Delaware corporation, the manager of the Advent Funds.

            "ADVENT FUNDS" means those Purchasers that are managed by Advent.

            "AFFILIATE" of a Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning more than twenty percent (20%) of the voting securities of another Person shall be deemed to control that Person. With respect to each of the Purchasers, the term "Affiliate" shall also include (i) any entity in which such Purchaser (or one of its Affiliates) is a general partner or member, (ii) each investor in such Purchaser, but only in connection with the liquidation, winding up or dissolution of, or in-kind distribution by, the Purchaser, and only to the extent of such investor's pro rata share in the Purchaser, and (iii) any investment fund managed by Advent.

            "ALTERNATIVE TRANSACTION" means any (a) tender or exchange offer involving the Company; (b) merger, consolidation or other business combination involving the Company or any of the Subsidiaries, other than a merger, consolidation or other business combination solely between the Company and one or more of the Subsidiaries; (c) acquisition by any Person (other than the Company or one or more of the Subsidiaries) of any interest in equity securities (either outstanding or newly issued) of the Company or any of the Subsidiaries whereby after the consummation of such acquisition such acquiring Person would be the beneficial owner of twenty percent (20%) or more of the outstanding equity securities of the Company or any of the Subsidiaries; (d) acquisition of all or any material portion of the business or assets of the Company or any of the Subsidiaries; (e) recapitalization or restructuring with respect to the Company; and (f) any other transaction similar to any of the foregoing with respect to the Company or any of the Subsidiaries, other than pursuant to the transactions to be effected pursuant to this Agreement and the other Transaction Documents.

            "BOARD" means the Board of Directors of the Company.

            "BUSINESS" means the business of the Company and its Subsidiaries.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

            "CANOPY" means The Canopy Group, Inc.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.

            "COMMON STOCK OUTSTANDING" means, as of any given date, the aggregate number of shares of Common Stock issued and outstanding.

            "COMPANY'S KNOWLEDGE" and "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the following directors and executive officers of the Company, and any knowledge a reasonably prudent person would have if he performed the functions of his respective position with ordinary care and due diligence: Thomas Raimondi, Bill Decker, Todd Schaeffer, Keith Clark, Rick Ruskin, Nick Boland and Venki Venkataraman.

            "COPYRIGHTS" means all copyrights, copyrightable works, mask works and databases, including, without limitation, any Software and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same, including all reissues, extensions and renewals thereto.

            "CUSTODIAN" means Merrill Lynch & Co., Inc.

            "EMPLOYEE BENEFIT PLAN" means any pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, hospitalization, vision, dental or other health, life, disability, severance (other than non-U.S. statutory severance obligations), termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten and whether or not subject to ERISA, to which the Company or any Subsidiary contributes, is obligated to contribute to, is a party to or is otherwise bound, or with respect to which the Company or any Subsidiary may have any liability.

            "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or valid and binding governmental restriction or requirement or any agreement with any governmental authority, now in effect, relating to the protection of the environment or to the presence or potential presence of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials in the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

            "ERISA AFFILIATE" means (a) a member of any "controlled group" (as defined in Section 414(b) of the Code) of which the Company is a member, (b) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the Company, or (c) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations promulgated thereunder or in connection therewith, all as the same shall be in effect from time to time.

            "EXECUTIVE OFFICERS" means the executive officers of the Company within the meaning of Item 401 of Regulation S-K of the Commission.

            "FUNDED DEBT" means the sum of (a) all obligations of the Company for borrowed money and all obligations of the Company evidenced by bonds, debentures, notes, loan agreements or other similar instruments and (b) all direct or contingent obligations of the Company arising under letters of credit, bankers' acceptances, bank guaranties, capital leases, surety bonds and similar instruments (in each case under (a) or (b) above, including, without limitation, (x) the outstanding principal amounts and any accrued and unpaid interest on such obligations and (y) fees related to the repayment of any of such obligations pursuant to Section 5.08).

            "GAAP" means U.S. generally accepted accounting principles consistently applied and maintained throughout the applicable periods.

            "INDEBTEDNESS" means, of any Person at any date, without duplication, all items which in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet as of the date to be determined, and shall include, without limitation:

            (a) indebtedness for borrowed money or funded debt;

            (b) liabilities in respect of capitalized leases and liabilities secured by any Liens on property owned or acquired, whether or not such a liability shall have been assumed (but only to the extent of the book value of such property;

            (c) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); and

            (d) all reimbursement and other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured.

            "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement to be dated and issued as of the Closing Date by the Company in favor of Mike Pehl, substantially in the form of Exhibit C.

            "INTELLECTUAL PROPERTY" means all rights in and to, including all licenses related to, the Copyrights, Patents, Software, Trademarks, Trade Secrets, web sites, and any other tangible or intangible proprietary or confidential information, and all improvements, modifications, and enhancements to and derivatives of any of the foregoing protected, created, developed and/or arising, as of the date hereof under the laws of the United States or any other jurisdiction, in whatever stage of development.

            "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement to be dated and entered into as of the Closing Date among the Company and the Purchasers, substantially in the form of Exhibit D.

            "LAW" means any statute, law, ordinance, code, regulation, order or rule of any federal, state, local or, foreign governmental or regulatory body or authority, including Environmental Laws and those covering safety, health, information technology, Tax, antitrust, transportation, bribery, recordkeeping, zoning, export, import, employment and employment practices, wage and hour, and price and "age control" matters.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "MANAGEMENT RIGHTS LETTER" means the Management Rights Letter to be dated and issued as of the Closing Date by the Company in favor of the Purchasers designated by Advent, substantially in the form of Exhibit E.

            "MATERIAL ADVERSE EFFECT" means any material adverse effect or series of related effects on (a) the business, assets, condition (financial or otherwise), cash flow or results of operations of the Company or any of the Subsidiaries or (b) the ability of the Company to perform its obligations under this Agreement. Notwithstanding the foregoing, in no event shall any of the following constitute a Material Adverse Effect: (i) any material adverse effect resulting from conditions generally affecting any industry in which the Company participates or from generally prevailing conditions in the United States or global economies, unless such conditions have a disproportionate impact on the Company; (ii) conditions reasonably resulting from the announcement and the pendency of the transactions contemplated by this Agreement or any of the other Transaction Documents; (iii) conditions resulting from acts of terrorism or war;
(iv) conditions or changes in any industry in which the Company participates resulting from changes or proposed changes in laws, rules or regulations, unless such conditions or changes have a disproportionate impact on the Company; or (v) conditions or events resulting from actions taken pursuant to express authorizations in this Agreement or any of the other Transaction Documents or with the prior written consent of Advent.

            "MATERIAL CONTRACT" means each contract or agreement to which the Company or any Subsidiary is a party or by which it is bound which is a material contract as defined in Item 601(b)(10) of Regulation S-K of the Commission.

            "NASDAQ" means The Nasdaq Stock Market, Inc. "NET DEBT" means the difference between (i) the Funded Debt and (ii) the amount of any cash or other cash equivalents on hand in the bank accounts of the Company on the Closing Date.

            "PATENTS" means all patents and patent applications (including, without limitation, provisional applications, utility applications and design applications) including, without limitations reissues, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions, certificates of inventorship, reexaminations and extensions of any of the foregoing and all licenses to any of the foregoing.

            "PERSON" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PREFERRED STOCK" means the Preferred Stock, par value $0.001 per share, of the Company.

            "PURCHASED SECURITIES" shall mean the Series A Shares and the Warrants.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations promulgated thereunder or in connection therewith, all as the same shall be in effect from time to time.

            "SOFTWARE" means (i) all software programs, including all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever and whether for use in or in conjunction with a mainframe computer, personal computer (desk top, lap top or hand held), personal digital assistant (PDA) or any other programmable hardware or device; computer systems, computer hardware, network infrastructure and related equipment, and all error corrections updates, upgrades, enhancements, translations, modifications, adaptations, further developments, derivative works, and other changes or functionality additions, of any kind to any of the foregoing; (ii) all designs and design documents (whether detailed or not), technical summaries, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications) with respect to such software described in the preceding clause; and (iii) all firmware and middleware associated with the any of the foregoing in subparts (i) and (ii) hereof.

            "SUBSIDIARY" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Company.

            "SUITS" means any action, suit, claim, litigation, arbitration or other dispute resolution proceeding or governmental or administrative proceeding, audit or investigation, including without limitation the following:
(i) any proceedings, audits, investigations or arbitrations by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., Nasdaq, the National Labor Relations Board, any domestic stock exchanges, quotation systems or other self-regulatory organizations, any foreign securities commissions, foreign stock exchanges, foreign regulatory organizations or foreign self-regulatory organizations, or state securities commissions; (ii) any action, suit or proceeding by any Person that the Intellectual Property infringes or misappropriates or constitutes unfair competition or trade practices or other violation of such Person's intellectual property or other proprietary rights; and (iii) any action, suit or proceeding involving (A) the prior employment of any of the Company's or any Subsidiary's employees, (B) the use by such employees in connection with the Company's business or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers or (C) the obligations of such employees under any agreements with prior employers.

            "TAX" (and, with correlative meaning, "TAXES") means any income, alternative or add-on minimum tax, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, withholding on amounts paid to or by the Company or any of the Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee, assessment or charge in the nature of taxes, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Company or any of the Subsidiaries, as the case may be, imposed by any domestic or foreign governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax, including any amounts for which liability arises under Treasury Regulation Sections 1.1502-6 or similar provision under foreign, state or local law.

            "TERMINATION DATE" means June 30, 2004.

            "TRADE SECRETS" means all common law and statutory trade secrets and all other confidential information or other non-public information, whether or not reduced to a writing or other tangible form including, without limitation, patterns, designs, plans, product road maps, specifications, compilations, programs, devices, schematics, technology, methods, inventions, discoveries, improvements, concepts, ideas, drawings, analytics, techniques, processes and procedures, working notes and memos, market studies, consultant reports, know-how, research, customer lists, marketing, distribution and sales methods and systems, formulae, technical and laboratory data, competitive samples, and engineering prototypes and all similar information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, and all licenses to any of the foregoing, in any country or other geographic area in the world.

            "TRADEMARKS" means (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, certification marks, collective marks, logos, domain names, uniform resource locaters (URLs), and other sources of business identifiers, whether in use or not, (ii) all registrations and recordings thereof and all applications to register in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, (iii) all reissues, extensions or renewals of any of the items described in this definition, (iv) all of the goodwill of the business connected with the use of, and symbolized by the any of the foregoing.

            "TRANSACTION DOCUMENTS" means this Agreement, the Certificate of Designation, the Investor Rights Agreement, the Management Rights Letter and the Voting Agreement.

            "TRANSFEREE" means each Person who shall acquire any Company Securities from any Purchaser, directly or indirectly, in compliance with the Investor Rights Agreement.

            "UNDERLYING SHARES" shall mean all shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

            "VOTING AGREEMENT" means the Voting Agreement to be dated and entered into as of the Closing Date among the Company, the Purchasers and Canopy, substantially in the form of Exhibit F.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

            TERM                                               SECTION
            ----                                               -------
            Accountants' Certificate                           Section 2.03(b)
            Adjusted Price Per Share                           Section 2.03(d)
            Adjustment Securities                              Section 2.03(d)
            Adjustment Series A Shares                         Section 2.03(d)
            Adjustment Warrants                                Section 2.03(d)
            Agreement                                          Preamble
            Allocation Percentage                              Section 2.01(c)
            Balance Sheet Date                                 Section 3.08
            Business Intellectual Property                     Section 3.14(a)
            Certificate of Designation                         Background
            Closing                                            Section 2.02(a)
            Closing Date                                       Section 2.02(a)
            Closing Net Debt                                   Section 2.03(a)
            Company                                            Preamble
            Company Securities                                 Section 3.05(c)
            Disclosure Letter                                  Article 3
            Effective Price Per Common Share                   Section 2.01(a)
            Expense Reimbursement Amount                       Section 9.02(b)
            Final Net Debt                                     Section 2.03(b)
            Gross Purchase Price                               Section 2.01(a)
            Indemnified Person                                 Section 8.02(c)
            Indemnifying Person                                Section 8.02(c)
            Infringes                                          Section 3.14(d)
            Investment Company Act                             Section 3.26
            Loss Cap                                           Section 8.03(b)
            Loss Threshold                                     Section 8.03(a)
            Losses                                             Section 8.02(a)
            Market Price                                       Section 2.01(a)
            Permits                                            Section 3.15
            Price Per Share                                    Section 2.01(b)
            Proceeding                                         Section 8.02(a)
            Public Reports                                     Section 3.07(a)
            Purchase Price                                     Section 2.01(c)
            Purchaser(s)                                       Preamble
            Purchasers' Percentage Ownership                   Section 8.02(a)
            Returns                                            Section 3.19(a)
            Sarbanes-Oxley Act                                 Section 3.28
            Series A Preferred Stock                           Background
            Series A Shares                                    Section 2.01(a)
            Share Limit                                        Section 2.01(a)
            Subsidiary Securities                              Section 3.06(b)
            Survival Date                                      Section 8.01
            Target Net Debt                                    Section 2.03(a)

            TERM                                               SECTION
            ----                                               -------
            Trigger Event                                      Section 9.02(c)
            WARN Act                                           Section 3.08(o)
            Warrants                                           Section 2.01(a)
            Warrant Shares                                     Section 2.01(a)

      Section 1.02 Interpretation and Rules of Construction. Definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation." Article, Section and paragraph and Schedule, Exhibit and Annex references are to the Articles, Sections and paragraphs of and Schedules, Exhibits and Annexes to this Agreement unless otherwise specified. The word "or" shall not be exclusive. For purposes of this Agreement, the terms "Company" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary, unless the context expressly requires otherwise.

                                    ARTICLE 2
                       PURCHASE AND SALE OF THE SECURITIES

      Section 2.01 Commitment to Purchase.

            (a) Upon the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, at the Closing, the Company shall issue to the Purchasers:

                  (i) 566,797.03 shares of Series A Preferred Stock, which equals Fifteen Million Dollars ($15,000,000) (the "GROSS PURCHASE PRICE") divided by the Price Per Share, rounded to the nearest hundredth of a share (with .005 rounded up to .01), and the number of Underlying Shares of which represents less than nineteen and nine-tenths percent (19.9%) of the Common Stock Outstanding on the Closing Date (the "SHARE LIMIT"); and

                  (ii) Warrants (the "WARRANTS") to purchase 1,624,308 shares of Common Stock (the "WARRANT SHARES"), which is equal to the sum of (A) twenty-five percent (25%) of the number of Underlying Shares (determined as of the Closing Date), rounded to the nearest whole number of shares (with 0.5 shares rounded up to 1 share), and (B) a number of shares, rounded to the nearest whole number of shares (with 0.5 shares rounded up to 1 share), equal to the number derived in clause (A) above multiplied by the result of:

                        (1) the closing price per share of Common Stock on the Nasdaq SmallCap Market on the day prior to the Closing Date (the "MARKET PRICE") minus the Price Per Share divided by ten (10) (the "EFFECTIVE PRICE PER COMMON SHARE"); divided by

                        (2) the Market Price.

            The shares of Series A Preferred Stock issuable by the Company pursuant to this Section 2.01(a) are referred to herein as the "SERIES A SHARES." The number of Series A Shares purchased by the Purchasers and the number of Warrant Shares purchasable upon exercise of the Warrant shall be subject to adjustment pursuant to Section 2.03.

            (b) The "PRICE PER SHARE" shall be $26.4645, which is equal to ten
(10) times ninety percent (90%) of the average closing price per share of Common Stock on the Nasdaq SmallCap Market for the twenty (20) trading days prior to (and not including) the Closing Date, rounded to the nearest hundredth of a cent (with $0.00005 rounded up to $0.0001).

            (c) Each Purchaser, severally but not jointly, agrees to purchase from the Company, at the Closing, a portion of each of the Purchased Securities equal to the product obtained by multiplying the aggregate number of each of the Series A Shares and the Warrants by the percentage allocated to such Purchaser (the "ALLOCATION PERCENTAGE"). The purchase price for the Purchased Securities purchased by each Purchaser (the "PURCHASE PRICE") shall be the Price Per Share multiplied by the number of Series A Shares allocated to such Purchaser.

            (d) The Allocation Percentages shall be specified by Advent to the Company in writing at least two (2) Business Days prior to the Closing Date. Advent shall be entitled to resolve on behalf of the Purchasers any rounding issues with respect to the allocations of the Purchased Securities in order to avoid the issuance of fractional shares of Series A Preferred Stock or Warrants to acquire fractional shares of Common Stock.

      Section 2.02 The Closing.

            (a) The purchase and sale of the Purchased Securities shall take place at a closing (the "CLOSING") at the offices of the Company at 14661 Franklin Avenue, Tustin, California 92780, commencing at 10:00 a.m. local time on the third (3rd) Business Day following the date upon which all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other location or date as the parties may mutually determine but, unless otherwise agreed to in writing, not later than the Termination Date. The date and time of the Closing are referred to herein as the "CLOSING DATE."

            (b) At the Closing, each Purchaser shall deliver to the Company by wire transfer of immediately available funds, to an account designated by the Company at least two (2) Business Days prior to the Closing Date, an amount equal to the Purchase Price for the Purchased Securities purchased by such Purchaser.

            (c) At the Closing, the Company shall deliver to each Purchaser (or, in the case of each Purchaser that is an Advent Fund, the Custodian), against delivery of the Purchase

Price, a certificate or certificates evidencing the Series A Shares and a certificate evidencing the Warrants allocated to such Purchaser, each in definitive form and registered in the name of such Purchaser or in such nominee name as such Purchaser shall request at least two (2) Business Days prior to the Closing Date.

      Section 2.03 Adjustment to Price Per Share and Purchased Securities.

            (a) The parties require that, before taking into account the repayment of Funded Debt pursuant to Section 5.08, the Net Debt of the Company as of the Closing Date (the "CLOSING NET DEBT") will be Three Million Dollars ($3,000,000) (the "TARGET NET DEBT").

            (b) As soon as practicable but in no event later than fifteen (15) days after the Closing Date, the Company shall cause its independent accountants to prepare and deliver to the Purchasers a certificate (the "ACCOUNTANTS' CERTIFICATE") certifying the amount of Closing Net Debt as determined by such independent accountants (the "FINAL NET DEBT").

            (c) If the Final Net Debt is greater than the Target Net Debt, the Company shall issue, within five (5) days after the delivery of the Accountants' Certificate to the Purchasers, the Adjustment Securities to the Purchasers (or, in the case of each Purchaser that is an Advent Fund, the Custodian) in the same proportion as the Purchased Securities were issued to them on the Closing Date; provided, however, that to the extent that the issuance of the Adjustment Series A Shares would result in the Purchasers beneficially owning, by reason of this Agreement, an aggregate number of Underlying Shares that exceeds the Share Limit, the Company shall (1) issue only such Adjustment Series A Shares as will result in the Purchasers beneficially owning, by reason of this Agreement, a total number of Underlying Shares equal to or less than the Share Limit, and (2) shall pay to the Purchasers in cash (in the same proportions as the Series A Shares were issued to them on the Closing Date) an aggregate amount equal to the Adjusted Price Per Share multiplied by the remaining number of Series A Shares included in the Adjustment Series A Shares that are not issued by the Company by reason of the Share Limit.

            (d) For purposes of this Section 2.03:

                  (i) "ADJUS TED PRICE PER SHARE" means the Price Per Share minus an amount equal to (1) ten (10) times the excess of the Final Net Debt over the Target Net Debt divided by (2) the Common Stock Outstanding on the Closing Date, with the result rounded to the nearest hundredth of a cent (with $0.00005 rounded up to $0.0001); and

                  (ii) "ADJUSTMENT SERIES A SHARES" means the number of shares of Series A Preferred Stock equal to the difference between (a) the Gross Purchase Price divided by the Adjusted Price Per Share, rounded to the nearest hundredth of a share (with .005 rounded up to .01) and (y) the number of Series A Shares issued to the Purchasers at the Closing

                  (iii) "ADJUSTMENT WARRANTS" means additional Warrants for a number of additional Warrant Shares equal to the sum of (a) twenty-five percent (25%) of the number of Underlying Shares of the Adjustment Series A Shares, rounded to the nearest whole number of shares (with 0.5 shares rounded up to 1 share), and (b) a number of shares, rounded to the nearest whole number of shares (with 0.5 shares rounded up to 1 share), equal to the number derived in clause (a) above, multiplied by the result of (x) the Market Price minus the Effective Price Per Common Share, divided by (y) the Market Price.

                  (iv) "ADJUSTMENT SECURITIES" means the Adjustment Series A Shares and the Adjustment Warrants, collectively. The number of Adjustment Securities shall be subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination, split-up, recapitalization and like occurrences on or after the Closing Date affecting the Series A Preferred Stock (and prior to issuance of the Adjustment Securities).

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the disclosure letter dated the date of this Agreement (the "DISCLOSURE LETTER"), the Company represents and warrants to the Purchasers, as of the date hereof, as set forth below. The Disclosure Letter shall be arranged in sections corresponding to the Sections contained in this Agreement, and disclosures set forth in any section of the Disclosure Letter shall qualify (i) the corresponding section of this Agreement and (ii) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference) that such disclosure reasonably relates to such other Sections.

      Section 3.01 Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has the full corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted, and (c) is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure so to qualify would have, or could reasonably be expected to have, a Material Adverse Effect. The Company has furnished to the Purchasers true and complete copies of the Company's certificate of incorporation and bylaws, each as in effect on the date hereof.

      Section 3.02 Authorization. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of Company. This Agreement and each of the other Transaction Documents constitutes (in the case of the Certificate of Designation, upon the filing thereof with the Secretary of State of Delaware) a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) with respect to the indemnification provisions contained in the Investor Rights Agreement, applicable laws and principles of public policy. The Board has taken all action necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware to the transactions contemplated by this Agreement and the other Transaction Documents.

      Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any governmental body, agency or official by the Company other than (a) the filing of the Certificate of Designation with the Secretary of State of Delaware, (b) the filing by the Company with the Commission of such reports and other documents under the Securities Act or the Exchange Act, and filings pursuant to the rules of Nasdaq, as may be required in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and (c) any filings required by the securities or blue sky laws of the various states and filings under the Securities Act, the Exchange Act and/or pursuant to Nasdaq rules in connection with a registration of securities pursuant to the Investor Rights Agreement.

      Section 3.04 Noncontravention. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate the certificate of incorporation or bylaws of the Company in effect, (b) violate the certificate of incorporation, bylaws, operating, limited liability or partnership agreement of any Subsidiary in effect, (c) violate any material law, rule, regulation, judgment, injunction, order or decree applicable to the Company or any Subsidiary, (d) except as contemplated by Section 3.03 or as set forth on Schedule 3.04, require any consent or other action by any Person under, constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, and are not inconsistent with, any provision of any Material Contract binding upon the Company or any Subsidiary, or (e) result in the creation or imposition of any Lien on any material asset of the Company or any Subsidiary.

      Section 3.05 Capitalization.

            (a) The authorized capital stock of the Company consists of (i) 80,000,000 authorized shares of Common Stock and (ii) 5,000,000 authorized shares of Preferred Stock, which are undesignated and can be issued by the Board without further stockholder approval.

            (b) As of the date hereof, there are (i) 34,573,563 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding, and (iii) options and/or warrants to purchase 10,710,436 shares of Common Stock issued and outstanding. The Company has not paid any dividends or made any other distributions of cash or other property in respect of any shares of its outstanding capital stock since the Balance Sheet Date.

            (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares has been issued in violation of any preemptive right, right of first refusal or similar right under any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound. Except as set forth in this Section 3.05 or in Schedule 3.05(c), and except for the rights granted to the Purchasers in this Agreement, there are no outstanding (i) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of the Company or (ii) options, warrants or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, other voting securities or securities convertible into, or exchangeable or exercisable for, capital stock or other voting securities of the Company (the items in clauses (i) and (ii) of this sentence being referred collectively as the "COMPANY Securities"). There are no obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Company Securities.

            (d) Upon issuance at the Closing, all of the Purchased Securities will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all Liens (other than Liens imposed under the Investor Rights Agreement and the Securities Act and other than Liens relating to, or resulting from, actions of the Purchasers), and the issuance of any of the Purchased Securities will not (i) violate, trigger anti-dilution adjustments under, or be subject to any preemptive rights or right of first refusal or similar right under, any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound (and which will be in effect immediately following the Closing) or (ii) violate any applicable federal or state or foreign securities laws as a result of any act or omission by any Person other than the Purchasers.

            (e) Prior to Closing and the issuance of the Purchased Securities, the Company shall have reserved for issuance the total number of shares of Common Stock issuable upon conversion of the authorized amount of Series A Preferred Stock based upon the conversion ratio then in effect, as set forth in the Certificate of Designation, and upon exercise of the Warrants based upon the number of Warrant Shares and the purchase price then in effect. All of the Underlying Shares and all Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Certificate of Designation and the Warrant, as the case may be, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens (other than Liens relating to, or resulting from actions of, the Purchasers), and the issuance thereof will not
(i) violate or trigger anti-dilution adjustments under, or be subject to any preemptive rights or right of first refusal or similar right under, any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound or (ii) violate any applicable federal or state or foreign securities laws as a result of any act or omission by any Person other than the Purchasers.

            (f) Except as set forth in Schedule 3.05(f), all outstanding shares of capital stock of the Company and the Subsidiaries have been issued in compliance with all applicable federal and state and foreign securities laws.

      Section 3.06 Subsidiaries.

            (a) All of the Subsidiaries and their respective jurisdictions of incorporation or organization are set forth in Schedule 3.06(a). There exists no other corporation or other entity of which the Company directly or indirectly owns or holds the rights to acquire any capital stock or other ownership interests of any Person. Each Subsidiary is duly incorporated or organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization and has the full corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Subsidiary is duly qualified to transact business and (to the extent applicable) is in good standing in each jurisdiction in which the failure so to qualify would have, or could reasonably be expected to have, a Material Adverse Effect.

            (b) All of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities) excluding restrictions under applicable securities laws. There are no outstanding (i) securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of any Subsidiary or (ii) options, warrants or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, other voting securities or securities convertible into, or exchangeable or exercisable for, capital stock or other voting securities of any Subsidiary (the items in clauses (i) and (ii) of this sentence being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

      Section 3.07 Public Reports; Financial Statements.

            (a) Since May 1, 2003, the Company has filed with the Commission all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, the "PUBLIC REPORTS") required to be filed by the Company with the Commission. As of its date of filing, except to the extent otherwise disclosed in subsequently filed Public Reports, each Public Report complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, except to the extent revised or superseded by a subsequent filing with the Commission prior to the date hereof, none of such Public Reports (including any and all financial statements included therein) when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) Except to the extent otherwise disclosed in Public Reports, each of the consolidated financial statements (including the notes thereto) included in the Public Reports complied as to form in all material respects, as of its date of filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP (except as may otherwise be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to (i) normal year-end adjustments, (ii) the absence of footnote disclosure required to be included in audited financial statements and (iii) as otherwise permitted by the Commission on Form 10-Q under the Exchange Act, which collectively were not or are not expected to be in the aggregate material).

      Section 3.08 Absence of Certain Changes. The Company and the Subsidiaries have conducted their businesses since January 3, 2004 (the "BALANCE SHEET DATE") in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Schedule 3.08, there has not been any:

            (a) event or series of related events which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

            (b) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Subsidiary;

            (c) incurrence, assumption or guarantee by the Company or any Subsidiary of any Indebtedness, other than in the ordinary course of business consistent with past practices;

            (d) creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

            (e) making of any loan, advance or capital contributions to or investment by the Company or any Subsidiary in any Person, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries and (ii) loans to employees to advance reasonable and customary expenses to be incurred by them in the performance of their duties on behalf of the Company or any Subsidiary, in each case made in the ordinary course of business consistent with past practices;

            (f) acquisition, disposition or similar transaction by the Company or any Subsidiary involving any assets, properties or liabilities (other than sales of inventory in the ordinary course of business consistent with past practices), whether by merger, purchase or sale of stock, purchase or sale of assets or otherwise;

            (g) damage, destruction or other casualty loss (whether or not covered by insurance) which has not had, or could reasonably be expected to have, a Material Adverse Effect;

            (h) Tax election or material change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change after the date hereof required by reason of a concurrent change in GAAP;

            (i) payment, deferral, discharge or satisfaction of any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, deferral, discharge or satisfaction, in accordance with the respective terms thereof and in the ordinary course of business consistent with past practices, of liabilities and obligations (i) reflected or reserved against in the Company's financial statements included in the Public Reports or in the notes thereto or (ii) incurred since the date of such financial statements in the ordinary course of business consistent with past practices;

                  (j) collection or attempt to collect any accounts receivable other than in the ordinary course of business consistent with past practices;

                  (k) resignation or, except as approved by the Board, any termination or removal of any Executive Officers;

                  (l) increase in the compensation of, or Employee Benefits made available to, any of the Executive Officers or in the rate of pay or Employee Benefits of any of its employees, except as part of regular compensation increases in the ordinary course of business consistent with past practices;

                  (m) labor dispute, other than routine individual grievances, or written notice of any, or to the Company's Knowledge threatened, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, or work stoppages by or with respect to any employees of the Company or any Subsidiary, nor, to the Company's Knowledge, has any Person threatened to initiate any such activity;

                  (n) Material Contract (other than the Transaction Documents) entered into, or any relinquishment or waiver by the Company or any Subsidiary of any material right under any Material Contract, and none of the Company or any of the Subsidiaries has taken or omitted to take, and, to the Company's Knowledge, no third party has taken or omitted to take, any action that constitutes, or would with the passage of time constitute, a material default under any Material Contract; or

                  (o) any (i) "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT")), or (ii) "mass layoff" (as defined in the WARN Act), nor has the Company or any of the Subsidiaries engaged in or given notice of layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, with respect to which, under either (i) or (ii) above or under state or local law, the Company or any of the Subsidiaries has any liability material to the Company and the Subsidiaries taken as a whole.

         Section 3.09 Indebtedness; No Undisclosed Material Liabilities.

                  (a) Except as set forth in the Public Reports or in Schedule 3.09(a), neither the Company nor any Subsidiary has any secured or unsecured Indebtedness or commitments for Indebtedness.

                  (b) There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, unliquidated, absolute, determined, unknown or otherwise, other than:

                     (i) liabilities provided for in the Company's financial statements included in the Public Reports or disclosed in the notes to the financial statements set forth therein which liabilities, both individually and in the aggregate, are not material to the Company and the Subsidiaries, taken as a whole; and

                     (ii) liabilities incurred since January 3, 2004 in the ordinary course of business consistent with past practice.

                  (c) Except for leases for personal or real property entered into in the ordinary course of business, and except for instruments, arrangements or agreements referred to in this Agreement, the Company has not issued any instruments, entered into any agreements, commitments or arrangements or incurred any obligations that would have, or could reasonably be expected to have, the effect of providing the Company with "off balance sheet" financing, including, without limitation, any sale-leaseback arrangements, "synthetic leases", "GIC"s, "Synthetic GIC"s, shared trust arrangements and "off balance sheet" Indebtedness.

         Section 3.10 Litigation.

                  (a) Except as set forth in Schedule 3.10(a), there are no Suits pending or, to the Company's Knowledge, threatened (as of immediately prior to the Closing) against the Company or any of the Subsidiaries. To the Company's Knowledge, there is no reasonable basis upon which any Suit may be initiated against the Company or any of the Subsidiaries that could result in any material liability to the Company.

                  (b) Neither the Company nor any Subsidiary is party to or bound by (i) any agreement to pay damages or fines to, or provide indemnification, contribution or expense reimbursement to any Person with respect to any matter that is the subject of a Suit or (ii) any release of any claims that it may have against any Person with respect to any matter that is the subject of a Suit. No Person has given written notice to the Company or any of the Subsidiaries of its intention to seek such indemnification or expense reimbursement.

                  (c) Neither the Company nor any Subsidiary is a named party in any outstanding order, writ, injunction, judgment, arbitration award or decree of any court, arbitrator, government agency, or instrumentality.

         Section 3.11 Compliance with Laws.

                  (a) The Company and each of the Subsidiaries have complied with, are not in violation of, and have not received any written notices alleging any violation with respect to, any applicable provisions of any Laws with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

                  (b) Since the effective date of the initial registration of the Company's securities under the Securities Act, the Company has had in effect a policy regarding insider trading, and the Company is not aware of any violation thereof. A copy of the current version of such policy has been provided by the Company to the Purchasers.

         Section 3.12 Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property reflected in the Public Reports, in each case free of all Liens other than (i) liens disclosed in Schedule 3.12, (ii) liens for taxes not yet due and payable, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iv) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (v) liens, encumbrances and defects in title that do not materially detract from the value of the property subject thereto, do not have a Material Adverse Effect, and have not arisen other than in the ordinary course of business.

         Section 3.13 Material Contracts. Except as disclosed in the Public Reports or in Schedule 3.13, the Company and each of the Subsidiaries have performed all the obligations required to be performed by them to date under each Material Contract, except for such non-performance as could not reasonably be expected to give rise to a declaration of a default thereunder. Neither the Company nor any Subsidiary has received a notice of default and, to the Company's Knowledge, are not in default under any Material Contract now in effect. Except as disclosed in the Public Reports, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or any Subsidiary limits or shall limit the payment of dividends on the Preferred Stock or the Common Stock.

         Section 3.14 Intellectual Property.

                  (a) For purposes of this Section 3.14(a), the term "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property owned, in whole or in part, or licensed by the Company or any of its Subsidiaries or that has been used, is used or has been acquired or developed with the intent of being used, in whole or in part, in the Business, other than off-the-shelf software applications used generally in the Business. Schedule 3.14(a) sets forth an accurate and complete list, as of the date hereof, of all Business Intellectual Property that is the subject of a registration, or for which a registration application is pending, in the United States or any other jurisdiction.

                  (b) Except as set forth on Schedule 3.14(b), the Company or one of its Subsidiaries either (i) owns all right, title and interest in the Business Intellectual Property without the making of any payment or the obligation to grant rights to any Person, or (ii) possesses adequate licenses or other valid rights to use the Business Intellectual Property in the manner in which the Company and/or its Subsidiaries has used, is using, or has contemplated using the Business Intellectual Property. Without limiting the foregoing, except as set forth on Schedule 3.14(b), no open source or public library Software, including, without limitation, any Software licensed pursuant to any GNU public license, is or was used in the creation, development or modification of, or is or was incorporated into, any material Business Intellectual Property. None of the uses of open source code or public library Software set forth on Schedule 3.14(b) would have, or could reasonably be expected to have, a Material Adverse Effect on the Business, the Company or any of its Subsidiaries.

                  (c) All Business Intellectual Property registrations and applications to register, whether in the United States or any other jurisdiction
(i) are in compliance in all material respects with all formal legal requirements (including, without limitation, examination and maintenance fees, recordations and proofs of use) and (ii) if registered, are valid, subsisting and enforceable and have not been abandoned and as to all applications to register any Business Intellectual Property, are pending and in good standing without challenge of any kind.

                  (d) No claim has been brought or, to the Company's Knowledge, is threatened by any third party, and neither the Company nor any of its Subsidiaries has received notice of any claim that (i) alleges that any Business Intellectual Property, or the use thereof, infringes, violates, dilutes or misappropriates or has infringed, violated, diluted or misappropriated (collectively "INFRINGES") the rights of any Person, (ii) challenges the ownership, validity or enforceability of any Business Intellectual Property or
(iii) alleges that the conduct of the Business, including, without limitation, any products or services or the actual or contemplated use, offer or provision thereof by the Company or any of its Subsidiaries, Infringes the rights of any Person. To the Company's Knowledge, neither the conduct of the Business including, without limitation, any products or services or the actual or contemplated use, offer or provision thereof by the Company or any of its Subsidiaries, nor any Business Intellectual Property, or use thereof, Infringes the rights of any Person.

                  (e) Neither the Company nor any of its Subsidiaries has threatened or initiated any claim against any third party alleging that such third party Infringes any Business Intellectual Property and no such claim is pending or being considered. To the Company's Knowledge, no Person is Infringing the rights of Company or any Subsidiary in the Business Intellectual Property.

                  (f) The Company and its Subsidiaries have taken all commercially reasonable actions to protect and preserve the security, confidentiality and value of all material Business Intellectual Property, including, without limitation, Trade Secrets.

                  (g) All personnel of the Company and its Subsidiaries, including, without limitation, all current and former officers, employees, agents, developers, consultants and contractors, who have or have had access to, or have contributed to or participated in the conception, reduction to practice, creation or development of the Business Intellectual Property either (i) are a party to a "work-for-hire" agreement that has accorded and assigned to the Company all right, title and interest in and to all Intellectual Property and all tangible and intangible property created or developed, in whole or in part, by such Person or (ii) have executed appropriate instruments of assignment in favor of the Company that have conveyed to the Company, and that contain a continuing obligation to convey to the Company, all right, title and interest in and to all Intellectual Property and all tangible and intangible property created and/or developed, in whole or in part, by such Person.

                  (h) Except as set forth on Schedule 3.14(h), neither the Company nor any of its Subsidiaries has assigned, licensed, leased, sold, placed in escrow or otherwise transferred, disposed of or released any interest which the Company or any of its Subsidiaries has or had in or to any Business Intellectual Property.

                  (i) All contracts, including, without limitation, all licenses, relating to or affecting the Business Intellectual Property, are legal, valid, binding and enforceable. None of the Company, any of the Subsidiaries, or to the Company's Knowledge, any Person is in material default under any contract relating to or affecting any of the Business Intellectual Property, including, without limitation, contracts related to any Software service levels. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any license, sublicense or other contract or agreement (i) relating to or affecting any Business Intellectual Property or (ii) pursuant to which the Company or any of the Subsidiaries is granted a license or otherwise authorized to use, sell, resell, distribute or sublicense any third party Intellectual Property.

                  (j) All Software included in the Business Intellectual Property performs in accordance with all user specifications in all material respects, is covered by appropriate maintenance and disaster recovery agreements, and, to the Company's Knowledge, does not contain any viruses, worms, Trojan horses or similar programs. To the Company's Knowledge, no person or entity has been supplied with any key, "backdoor" or other mechanism to reverse, defeat, disable or weaken the full strength or power of any encryption, centralized management interface, or other similar protections provided by or resident in the Software included in the Business Intellectual Property.

Section 3.15 Licenses and Permits. The Company and each of the Subsidiaries has all material franchises, authorizations, memberships, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges of any U.S. or foreign governmental or self-regulatory authority or agency or political subdivision thereof (collectively, "PERMITS") necessary to permit the ownership of property and the conduct of business as conducted by the Company and the Subsidiaries, and all such Permits are valid and in full force and effect. No such Permit is reasonably expected to be terminated as a result of the execution of this Agreement, the Transaction Documents or consummation of the transactions contemplated hereby or thereby.

         Section 3.16 Employee Matters.

                  (a) Schedule 3.16(a) sets forth a true, complete and accurate list of all Employee Benefit Plans.

                  (b) Each of the Employee Benefit Plans conforms (and at all times has conformed) in all material respects to, and is being administered and operated (and has at all times been administered and operated) in material compliance with, its terms and the requirements of ERISA, the Code and all other applicable laws. All returns, reports and disclosures required to be made under ERISA, the Code or any other applicable law with respect to the Employee Benefit Plans have been timely filed or made, and all statements made on such returns, reports and disclosures have been true and complete in all material respects. Neither the Company nor any ERISA Affiliate has incurred any material liability for any tax, excise tax, or penalty with respect to any Employee Benefit Plan, and no event has occurred and no circumstance exists or has existed that could reasonably be expected to give rise to a material liability for any such tax or penalty.

                  (c) Each Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt or a timely application for such determination has been made or will be made with respect to the initial qualification of each such Employee Benefit Plan. Any such Internal Revenue Service determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably expected to affect adversely such qualification or exemption.

                  (d) The Company has delivered or made available to the Purchasers true, complete and accurate copies of the following documents: (i) all plan documents, amendments and trust agreements relating to each Employee Benefit Plan; (ii) the most recent annual and periodic accountings of plan assets; (iii) the most recent Internal Revenue Service determination or notification letter for each Employee Benefit Plan that is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) and a list identifying any amendment not covered by such determination or notification letter; (iv) annual reports filed on Form 5500 (including accompanying schedules) for each Employee Benefit Plan for the past three years, if such reports were required to be filed; (v) the current summary plan description, if any is required by ERISA, for each Employee Benefit Plan; and (vi) all insurance contracts, annuity contracts, investment management or advisory agreements, administration contracts, service provider agreements, audit reports, fidelity bonds and fiduciary liability policies relating to any Employee Benefit Plan; and (vii) all material correspondence with any governmental authority relating to any Employee Benefit Plan.

                  (e) There are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any Employee Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Benefit Plan, alleging any violation of ERISA or any other applicable laws or regulations, or claiming payments (other than benefit claims made and expected to be approved in the ordinary course of the operation of such plans), nor is there any basis for such claim. No Employee Benefit Plan is the subject of any pending or, to the Company's Knowledge, threatened investigation or audit by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other regulatory agency, foreign or domestic. To the Company's Knowledge, no "prohibited transaction" (as described in Section 406 of ERISA, but not including transactions exempted by Section 408 of ERISA or related regulations or rulings) has occurred with respect to any Employee Benefit Plan.

                  (f) Except as set forth in Schedule 3.16(f), all contributions to and payments from the Employee Benefit Plans, have been timely made.

                  (g) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Employee Benefit Plan which, when aggregated with all such amendments, written interpretations, announcements or changes, would increase materially the aggregate expense of maintaining the Employee Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year of the Company ending immediately prior to the date hereof. Each Employee Benefit Plan may be amended or terminated, at any time determined by the Company in its sole discretion, except as limited by law and with respect to previously accrued benefits.

                  (h) The Company and the ERISA Affiliates do not sponsor, participate in or contribute to, and have not in the past sponsored, participated in or contributed to, and have no current or contingent obligation with respect to: (1) any defined benefit pension plan subject to Title IV of ERISA, (2) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (3) any plan or arrangement that provides post retirement medical benefits, death benefits or other welfare benefits, except to the extent required by Part 6 of Title I of ERISA or any similar law, or (4) any "welfare benefit fund" (within the meaning of Section 419 of the Code).

         Section 3.17 Key Employees and Executive Compensation.

                  (a) Schedule 3.17(a) sets forth a true and complete list of the names, titles, annual salaries and other compensation of all officers of the Company and the Subsidiaries and all other employees of the Company and the Subsidiaries whose annual base salary exceeds $200,000 or whose annual commissions exceeded $200,000 in the most recent fiscal year. As of the date hereof, none of the individuals listed on Schedule 3.17(a) has indicated that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year following the Closing Date.

                  (b) Neither the Company nor any Subsidiary, for the one year period ending on the date hereof, has made any payment of any amount to any employee or former employee that would not be deductible pursuant to Section 162(m) of the Code.

                  (c) Except as set forth in Schedule 3.17(c), the execution of and performance of the transactions contemplated by this Agreement will not result in: (i) any payment to or acceleration, vesting or increase in the rights of any employee or former employee of the Company or the Subsidiaries, or (ii) any "excess parachute payment" (as defined in Section 280G of the Code) to any current or former employee of the Company or the Subsidiaries.

         Section 3.18 Labor Matters. None of Company or any of the Subsidiaries is a party to or bound by any collective bargaining or similar agreement, letter of understanding or any other agreement, formal or informal, with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of the Subsidiaries in the United States. None of the employees of the Company or any of the Subsidiaries is represented by any labor organization. The Company has provided the Purchasers with true, complete and accurate copies of all written employee handbooks, policy manuals and other material personnel policies, rules or procedures applicable to employees of the Company or any of the Subsidiaries.

         Section 3.19 Taxes. Except as set forth in Schedule 3.19:

                  (a) the Company and each of the Subsidiaries has timely filed in accordance with all applicable laws, all Tax returns, statements, reports and forms (collectively, the "RETURNS") required to be filed with any Taxing Authority (taking into account any extension of a required filing date);

                  (b) such Returns were true, complete and accurate in all material respects;

                  (c) the Company has paid when due all Taxes that were required to be withheld and paid to a taxing authority with respect to payments made to employees, independent contractors and any other person payments to whom are subject to tax withholding;

                  (d) the charges, accruals and reserves reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities accruing through the date thereof;

                  (e) the Company is not engaged in any proceeding involving an audit of any Tax Returns of the Company and the Subsidiaries, and, to the Company's Knowledge, no such audit is pending or contemplated;

                  (f) neither the Company nor any of the Subsidiaries has any obligation under any tax sharing agreement, tax allocation agreement, tax indemnification agreement or any other agreement or arrangement in respect of any Tax with any Person or any distributions made or to be made with respect to Taxes;

                  (g) neither the Company nor any of the Subsidiaries has been a member of any affiliated, consolidated, combined or unitary group other than one in which the Company was the common parent;

                  (h) the Company is not now, and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury Regulations promulgated thereunder;

                  (i) none of the Subsidiaries that are not formed under the laws of the United States has made an investment in U.S. property, as defined by
Section 956 of the Code; and

                  (j) the Subsidiaries are and, since the date of their acquisition or formation (as the case may be) by the Company, have been corporations as defined in Treasury Regulation 301.7701-2.

         Section 3.20 Environmental Matters. To the Company's Knowledge, (a) the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and (b) no material expenditures are or will be required in order to comply with any such statute, law or regulation.

         Section 3.21 Certain Payments. To the Company's Knowledge, neither the Company nor any of the Subsidiaries nor any of their respective current or former directors, officers, employees, agents or Affiliates has, on behalf of the Company or any Subsidiary or in connection with their respective businesses,
(a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books and records of the Company or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

         Section 3.22 Affiliate Transactions. All transactions (other than those relating to services as directors or employees) between or among the Company or any Subsidiary, on the one hand, and any Affiliate of the Company (other than a Subsidiary), on the other hand (each, an "AFFILIATE Transaction"), are listed on
Schedule 3.22 if such Affiliate Transaction is either (i) with an Affiliate of the Company other than Canopy and involves aggregate expenditures to be made by, or aggregate payments to be received by, the Company of greater than $60,000, or (ii) with Canopy. All Affiliate Transactions have been entered into in the ordinary course of business consistent with past practices and on fair and reasonable terms, no less favorable to the Company or any Subsidiary than such terms as reasonably could be expected to be obtained in a comparable arm's-length transaction with an unaffiliated Person.

         Section 3.23 Finders' Fees. Except for the fees and disbursements in the amounts and to the entities described in Schedule 3.23 (all of which shall be paid by the Company) and the persons entitled to Expense Reimbursement Amounts, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission or other payment in connection with the transactions contemplated by this Agreement.

         Section 3.24 Nasdaq SmallCap Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq SmallCap Market under the symbol "MTIC," and the Company has taken no action designed to, or expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq SmallCap Market. The Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing or that it is in violation of the Nasdaq listing standards. There are no matters with respect to which the Company has received notice of violation or deficiency from Nasdaq that, to the Company's Knowledge, remain open or unresolved.

         Section 3.25 No Manipulation of Stock. Neither the Company nor any of the Subsidiaries has taken or authorized any Person to take, and, to the Company's Knowledge, no other Person has taken, any action designed to, or that might reasonably be expected to cause or result in, any stabilization or manipulation of the price of Common Stock in violation of applicable law.

         Section 3.26 Non-Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and immediately after receipt of payment for the Purchased Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

         Section 3.27 Compliance with Securities Act. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Purchased Securities pursuant to this Agreement. Neither the Company, nor any Person authorized to, or with authority to, act on its behalf, has (i) taken any action so as to bring the issuance and sale of the Purchased Securities pursuant to this Agreement under the registration provisions of the Securities Act or applicable state securities laws, or (ii) engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Series A Shares or the Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Purchased Securities sold pursuant to this Agreement.

         Section 3.28 Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT"), that are in effect, and intends to comply with any other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions. For the purposes of clarification, nothing in this Section 3.28 shall be deemed to require the Company to accelerate its compliance with any provision of the Sarbanes-Oxley Act prior to the date the Company is required under the Sarbanes-Oxley Act to comply with such provision.

         Section 3.29 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 3.30 Acknowledgement Regarding Purchasers' Purchase of Purchased Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers' purchase of the Purchased Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

         Section 3.31 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Series A Shares (including the Underlying Shares) and the Warrants (including the Warrant Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be viewed as substantial under certain market conditions.

         Section 3.32 Form S-3 Eligibility. The Company has the ability to register the Underlying Shares for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

         Section 3.33 Disclosure. To the Company's Knowledge, neither this Agreement nor the Disclosure Letter, nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

         Each Purchaser, severally as to itself and no other Purchaser, hereby represents and warrants to the Company as of the date hereof that:


         Section 4.01 Existence and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         Section 4.02 Authorization. Such Purchaser has the power to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such other Transaction Documents. This Agreement constitutes, and each of the other Transaction Documents to which it is a party, when executed and delivered by such Purchaser, will constitute, a valid and binding agreement of such Purchaser, enforceable in accordance with its terms.

         Section 4.03 Governmental Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any governmental body, agency or official, by such Purchaser other than (a) the filing by such Purchaser with the Commission of such reports and other documents under the Securities Act or the Exchange Act, and filings pursuant to applicable stock exchange rules, as may be required in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and
(b) any filings required by the securities or blue sky laws of the various states and filings under the Securities Act, the Exchange Act and/or pursuant to Nasdaq rules in connection with a registration of securities pursuant to the Investor Rights Agreement.

         Section 4.04 Noncontravention. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of such Purchaser or any applicable material law, rule, regulation, judgment, injunction, order or decree.

         Section 4.05 Private Placement. Such Purchaser is acquiring the Purchased Securities pursuant to this Agreement for investment and not with a view to the resale or distribution of such Series A Shares or the Warrants or any interest therein, without prejudice, however, to such Purchaser's right, subject to compliance with the Transaction Documents (including the Investor Rights Agreement), at all times to sell or otherwise dispose of all or any part of such Series A Shares or the Warrants pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold any of the Series A Shares or the Warrants for any period of time. Such Purchaser is acquiring the Purchased Securities hereunder in the ordinary course of business. Except as contemplated by the Investor Rights Agreement, such Purchaser has no agreement, undertaking, arrangement, obligation or commitment providing for the disposition of such Series

A Shares or the Warrants. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in such Purchased Securities. At all times since the time such Purchaser was initially offered the Purchased Securities, such Purchaser has been an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         Section 4.06 Access to Information. Such Purchaser acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities; (b) access to information about the Company and the Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provisions of this
Section 4.06, shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the representations and warranties contained in the Transaction Documents to which it is a party.

         Section 4.07 General Solicitation. Such Purchaser is not purchasing Purchased Securities as a result of any advertisement, article, notice or other communication regarding such Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         Section 4.08 Reliance. Such Purchaser understands and acknowledges that
(a) the Purchased Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         Section 4.09 Absence of Litigation. There are no Suits pending or, to such Purchaser's knowledge, threatened against such Purchaser or any of its Affiliates by or before any court or other governmental body or arbitrator in which an unfavorable outcome, ruling or finding in any said Suit, or for all such Suits taken as a whole, questions this Agreement or any of the Transaction Documents to which such Purchaser is a party or seeks to or could reasonably be expected to delay or prevent the consummation of the transactions contemplated hereunder or thereunder or the right of such Purchaser to execute, deliver and perform hereunder or thereunder.

         Section 4.10 Finders' Fees. Except for the persons entitled to Expense Reimbursement Amounts, such Purchaser has not retained or authorized an investment banker, broker, finder or other intermediary to act on behalf of such Purchaser who might be entitled to any fee or commission or other payment from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         Section 4.11 Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser will bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

         Section 4.12 Legends. (a) The certificates evidencing the Series A Shares shall bear the following legend until the Series A Shares are covered by an effective registration statement filed with the Commission:

                  "THE SHARES OF PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH PREFERRED STOCK (COLLECTIVELY, THE "SHARES"), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MTI TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) The Warrants shall bear the following legend until the Warrant Shares are covered by an effective registration statement filed with the
Commission:

                  "THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MTI TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) Any certificates evidencing either (i) Conversion Shares that the Company may issue upon conversion of the Series A Shares or (ii) Warrant Shares that the Company may issue upon exercise of the Warrants, shall bear the following legend until the Conversion Shares or Warrant Shares, as the case may be, are covered by an effective registration statement filed with the Commission:

                  "THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MTI TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

         Section 5.01 Notices of Certain Pre-Closing Events. From the date hereof until the Closing Date, the Company shall notify each Purchaser of the occurrence of any of the following circumstances or events promptly following the Company's becoming aware of such circumstances or events:

                  (a) the Company's receipt of any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

                  (b) the Company's receipt of any notice or other communication from the Commission, Nasdaq or any other governmental or regulatory agency or authority regarding any of the terms set forth in the Certificate of Designation or the other Transaction Documents in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

                  (c) the Company's or any Subsidiary's receipt of written notice of any Suit pending or, to the Company's Knowledge, threatened against the Company or any of the Subsidiaries, and any judgment, injunction, order, decree or arbitration award relating to or involving or otherwise affecting the Company or any Subsidiary, that, if pending or, to the Company's Knowledge, threatened on the date of this Agreement, would have been required to have been disclosed on Schedule 3.10(a);

                  (d) any event or series of related events, which, individually or in the aggregate, would have, or could reasonably be expected to have, a Material Adverse Effect; and

                  (e) any event which reasonably causes the Company to believe that any of the conditions to Closing set forth in Sections 7.01 and 7.02 cannot be satisfied.

         Section 5.02 Pre-Closing Conduct of the Company.

                  (a) From the date hereof until the Closing Date, the Company shall, and shall cause each of the Subsidiaries to:

                     (i) conduct its and their businesses in the ordinary course consistent with past practice;

                     (ii) use its and their commercially reasonable efforts to preserve intact its and their business organizations and relationships with third parties;

                     (iii) maintain all applicable Permits to do business;

                     (iv) fund each Employee Benefit Plan in accordance with the terms of such plan and with respect to benefits accrued or claims incurred through the Closing Date, including the payment of applicable premiums on any insurance contract funding an Employee Benefit Plan for coverage provided through the Closing Date; and

                     (v) timely file each Public Report required to be filed by the Company in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

                  (b) Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company shall not, and shall not permit any of the Subsidiaries to, without the prior written consent of Advent:

                     (i) adopt or propose any change in the certificate of incorporation or bylaws of the Company, other than the filing with the Secretary of State of Delaware, at or prior to Closing, of the Certificate of Designation in accordance with the General Corporation Law of the State of Delaware;

                     (ii) issue any shares of Preferred Stock or file any certificate of designation creating any class of Preferred Stock, other than the Certificate of Designation;

                     (iii) issue any shares of Common Stock, other than shares of Common Stock issuable upon the exercise of options, warrants or other rights (including rights under the Company's employee stock purchase plan) to acquire from the Company, or other obligations of the Company to issue, shares of Common Stock;

                     (iv) issue any Company Securities, other than options and restricted stock issued in accordance with Employee Benefit Plans in effect on the date hereof;

                     (v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of Common Stock, any Company Securities or any other equity interests of the Company, or declare, set aside or pay any cash or non-cash dividends or other non-cash distributions in respect of such interests;

                     (vi) split, combine or reclassify any shares of the capital stock or other securities of the Company or any Subsidiary;

                     (vii) merge or consolidate with any other Person (other than a Subsidiary), or acquire a significant portion of the business assets of any other Person (other than a Subsidiary);

                     (viii) sell, lease, license or otherwise dispose of any material amount of assets or property except in the ordinary course of business;

                     (ix) pay, defer, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, deferral, discharge or satisfaction, in accordance with the respective terms thereof and the ordinary course of business consistent with past practices, of liabilities and obligations (1) reflected or reserved against in the Company's financial statements included in the Public Reports or in the notes thereto or (2) incurred in the ordinary course of business consistent with past practices;

                     (x) collect or attempt to collect any of its accounts receivable, except in the ordinary course of business consistent with past practices;

                     (xi) take, commit to take or intentionally omit to take, any action, that would result, or could reasonably be expected to result, in any of the conditions to the obligations of the Purchasers set forth in Section 7.01 not being satisfied;

                     (xii) except as may be required by law or as may be necessary to preserve an Employee Benefit Plan's qualified status under Section 401 of the Code, adopt, terminate, amend, extend, or otherwise change any Employee Benefit Plan in a manner that, when aggregated with all such adoptions, terminations, amendments, extensions or changes, would materially increase the aggregate costs of the Employee Benefit Plans;

                     (xiii) release any party from any confidentiality agreement by which such party is bound that was entered into in connection with a contemplated purchase of securities of the Company, or from its obligations under any agreements relating to covenants not to purchase the Company's securities or other standstill obligations; or

                     (xiv) agree or commit to do any of the foregoing.

         Section 5.03 Tax Elections; Changes in Accounting Practices. From the date hereof until the Closing Date, the Company shall not make any material Tax election or material change in any method of accounting or accounting practice of the Company or any Subsidiary except for any such change required by reason of a concurrent change in GAAP.

         Section 5.04 Capital Stock Matters.

                  (a) The Company shall file the Certificate of Designation prior to the Closing Date with the Secretary of State of Delaware in accordance with Delaware law.

                  (b) After the Closing, the Company shall reserve and shall keep available for issuance at all times when any shares of Series A Preferred Stock are outstanding, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the total number of Underlying Shares issuable upon conversion of the outstanding shares of Series A Preferred Stock.

                  (c) After the Closing, the Company shall reserve and shall keep available for issuance at all times when any Warrants are outstanding, solely for the purpose of effecting the exercise of the Warrants, the total number of Warrant Shares issuable upon exercise of the outstanding Warrants.

                  (d) The Company shall use all commercially reasonable efforts to comply with all applicable Nasdaq SmallCap Market eligibility requirements and Nasdaq Marketplace Rules and to follow any recommendations by Nasdaq.

                  (e) The Company shall file with Nasdaq a Notification Form for Listing Additional Shares with respect to the Underlying Shares within twenty
(20) days after the date of this Agreement.

         Section 5.05 Pre-Closing Access to Information. From the date hereof until the Closing Date, the Company shall, and shall cause each Subsidiary to,
(a) during regular business hours, and upon reasonable notice, give each Purchaser, its counsel, financial advisors, auditors and other authorized representatives, full access to the offices, properties, books and records of the Company and the Subsidiaries upon reasonable notice by the Purchasers to Company; (b) furnish to each Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request, except to the extent that furnishing any such information or data would violate any law, order, contract or license applicable to the Company or any Subsidiary or by which any of their respective assets and/or properties is bound; and (c) instruct the employees, counsel, auditors and financial advisors of the Company or any Subsidiary to cooperate with each Purchaser in its investigation of the Company and the Subsidiaries. No investigation by any Purchaser, its counsel, financial advisors, auditors or other authorized representatives or any other Person, and no information received by any Purchaser, its counsel, financial advisors, auditors or other authorized representatives or any other Person, shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by the Company hereunder.

         Section 5.06 Update of Disclosure. On or prior to the Closing Date, the Company shall deliver to the Purchasers written notice of any event or development that (a) renders any statement, representation or warranty of the Company in this Agreement (including the Disclosure Letter) inaccurate or incomplete in any respect, or (b) constitutes or results in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to it. For the purposes of clarification, no such written notice shall be deemed to supplement or amend this Agreement, the other Transaction Documents or any Exhibit or Schedule to this Agreement for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any conditions precedent to the Purchasers' performance of their obligations hereunder have been satisfied.

         Section 5.07 No Solicitation.

                  (a) Subject to Section 5.07(b), the Company shall not, and shall cause each of the Subsidiaries and each of their respective directors and officers to not, and shall use all commercially reasonable efforts to ensure that each of the Company's agents, advisors (including its legal counsel and financial advisors) and employees do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal from any Person which constitutes, or could reasonably be expected to result in, an Alternative Transaction or an inquiry with respect thereto;
(ii) enter into any agreement with respect to any Alternative Transaction; or
(iii) engage in negotiations or discussions with, or provide any information or data to, any Person other than the Purchasers or any of their Affiliates or representatives relating to any Alternative Transaction, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any Person to do or seek any of the foregoing.

                  (b) The Company shall, and shall cause each of the Subsidiaries and each of their respective directors and officers to, and that it will use all commercially reasonable efforts to cause each of its employees, advisors (including its legal counsel and financial advisors) and agents to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Alternative Transaction.

         Section 5.08 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Purchased Securities to the Purchasers solely as follows:

                  (a) to repay One Million Five Hundred Thousand Dollars ($1,500,000) of Funded Debt;

                  (b) to pay the Expense Reimbursement Amount; and

                  (c) for general working capital of the Company and the Subsidiaries.

         Section 5.09 Insurance. For so long as the holders of the Series A Preferred Stock have the right to elect directors of the Company pursuant to the Certificate of Designation, the Company shall use all commercially reasonable efforts to carry and maintain any insurance against directors' and officers' liability to cover such directors to the same extent as directors elected by the holders of Common Stock; provided, however, that the amount of such coverage shall not be less than $15,000,000.

                                   ARTICLE 6
                   COVENANTS OF THE COMPANY AND THE PURCHASERS

         Section 6.01 Further Assurances. Each of the Purchasers, severally as to itself, and the Company shall use, and the Company shall cause each Subsidiary to use, all commercially reasonable efforts to cause the conditions to Closing set forth in Sections 7.01 and 7.02 to be satisfied and to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement or any other Transaction Document.

         Section 6.02 Required Filings and Consents. The Company and each Purchaser agree to cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 6.03 Public Announcements. Except as may be required by law or Nasdaq regulations, each of the Purchasers, severally as to itself, and the Company agrees to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         Section 7.01 Conditions to Each Purchaser's Obligations. The obligation of each Purchaser to purchase the Purchased Securities is subject to the satisfaction or waiver by Advent of the following conditions:

                  (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which could reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement.

                  (b) The Company shall not have received notice from Nasdaq with respect to any material issues relating to the Notification Form for Listing of Additional Shares filed pursuant to Section 5.04(e) that remain unresolved.

                  (c) No event or series of related events shall have occurred that shall have had or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) Each of the following conditions shall have been satisfied:

                     (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date;

                     (ii) the representations and warranties of the Company and each of the other Purchasers made in this Agreement which are qualified as to "materiality," "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which, on the Closing Date need to be true and correct as of the particular date referenced therein);

                     (iii) all other representations and warranties of the Company and the other Purchasers made in this Agreement shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which, on the Closing Date, need to be true and correct as of the particular date referenced therein); and

                     (iv) with respect to the foregoing conditions of the Company, the Purchasers shall each have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect.

                  (e) The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware, and each Purchaser shall have received copies thereof, together with a long-form good standing certificate issued by the Secretary of State of Delaware as of a date no earlier than five (5) days prior to the Closing Date with respect to the good standing certificate and immediately prior to the Closing in the case of the Certificate of Designation.

                  (f) The Purchasers shall have received (i) a certification from the Secretary of the Company that the documents delivered to the Purchasers pursuant to subsection (e) above, together with the Certificate of Incorporation (including the certificates of designation) of the Company in effect on the date hereof, constitute the entire charter of the Company, and that none of such documents have been amended, modified or supplemented, and (ii) all other documents reasonably requested by it relating to the existence of the Company, the corporate authority for entering into, and the validity of, this Agreement and each other Transaction Document, all in form and substance reasonably satisfactory to Advent.

                  (g) The Company and the Subsidiaries shall have received or obtained all governmental and regulatory (non-customer) consents, and all material third-party consents, authorizations or approvals (domestic and foreign) necessary for the consummation of the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to Advent, and no such consent, authorization or approval shall have been revoked.

                  (h) The Purchasers shall have received an opinion, dated the Closing Date, of Stradling Yocca Carlson & Rauth, counsel to the Company, in the form of Exhibit G.

                  (i) The application, on and as of the Closing Date, of the formula set forth in Section 3(b) of the Certificate of Designation shall result in the holders of Series A Preferred Stock being entitled to elect a Series A Director (as defined in the Certificate of Designation) to the Board, and Mike Pehl shall have been elected to serve on the Board commencing immediately after the Closing as the initial Series A Director designated by the holders of Series A Preferred Stock.

                  (j) Mike Pehl shall have received an executed copy of the Indemnification Agreement from the Company.

            (k) The individuals designated as "key employees" on Schedule 3.17(a) shall continue to be employed by the Company in the same position as such individuals were employed on the date hereof.

            (l) The Company shall have paid the Expense Reimbursement Amount in accordance with Section 9.02(b).

            (m) The Purchasers designated by Advent shall have received an executed copy of the Management Rights Letter from the Company.

            (n) The Purchasers shall have received from each other party to the Investor Rights Agreement and the Voting Agreement (other than the Purchaser) either (i) a counterpart for each such Transaction Document, signed on behalf of such party, or (ii) a facsimile transmission of the signature pages to each such Transaction Document, signed on behalf of such party.

            (o) The Company shall have issued the Purchased Securities in exchange for the Gross Purchase Price therefore in accordance with Section 2.02 and the other provisions of this Agreement, and the Purchasers (or, in the case of each Purchaser that is an Advent Fund, the Custodian) shall have received certificates evidencing the Purchased Securities issuable to each such Purchaser hereunder, which certificates shall be in definitive form and registered in such names as such Purchaser shall have requested.

      Section 7.02 Conditions to Company's Obligations. The obligations of the Company to issue and deliver the Purchased Securities to the Purchasers hereunder are subject to the satisfaction or waiver by the Company, at or prior to the Closing Date, of the following conditions:

            (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which could reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement.

            (b) (i) Each of the Purchasers shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the several Purchasers made to the Company in this Agreement and any other Transaction Document which are qualified as to "materiality," "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date and (iii) all other representations and warranties of the several Purchasers made to the Company in this Agreement and any other Transaction Document shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

            (c) The Company shall have received from each other party to the Investor Rights Agreement either (i) a counterpart for the Investor Rights Agreement, signed on behalf of such party, or (ii) a facsimile transmission of the signature pages to the Investor Rights Agreement, signed on behalf of such party.

            (d) The Company shall have received a certificate from the Purchasers indicating, in reasonable detail, the Expense Reimbursement Amount known as of the Closing Date to be paid in accordance with Section 9.02(b).

            (e) The Company shall have received the Gross Purchase Price for the Purchased Securities from the Purchasers, as provided in Section 2.02.

            (f) The Company shall not have received notice from Nasdaq with respect to any material issues relating to the Notification Form for Listing of Additional Shares filed pursuant to Section 5.04(e) that remain unresolved.

                                   ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

      Section 8.01 Survival. All of the representations and warranties of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Purchased Securities, and shall remain in full force and effect until the date which is thirty (30) days after the date upon which the Company's Annual Report on Form 10-K for the fiscal year ending April 2, 2005 has been filed with the Commission (the "SURVIVAL DATE"). All covenants and agreements of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Purchased Securities, and shall remain in full force and effect in accordance with their respective terms. Without limiting the generality of the foregoing, with respect to a breach of any representation or warranty for which notice is given prior to 5:00 p.m., New York City time, on the Survival Date, the indemnification obligation set forth in Section 8.02 below shall survive the Survival Date until the claim identified in the notice is finally resolved.

      Section 8.02 Indemnification.

            (a) Subject to Section 8.03, from and after the Closing Date, the Company agrees to indemnify, defend and hold harmless, each Purchaser and its Affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements and other expenses incurred in connection with investigating, preparing, settling or defending any action, claim or proceeding (each a "PROCEEDING"), pending or threatened, and the costs of enforcement thereof (collectively, "LOSSES"), which such Person may suffer or become subject to as a result of (i) any misstatement in any representation or warranty, or (ii) any breach of any covenant or agreement, made by, or to be performed on the part of, the Company under this Agreement or any other Transaction Document, and in each case to reimburse any such Person for all such Losses as they are incurred by such Person. In the event of any breach by the Company of a representation or warranty or covenant made by it in this Agreement or any other Transaction Document, the Loss to the Purchasers shall be deemed to be equal to (i) the Purchasers' Percentage multiplied by the amount equal to the Loss to the

Company divided by (ii) a percentage equal to one hundred percent (100%) minus the Purchasers' Percentage. "PURCHASERS' PERCENTAGE" means the number of shares of Common Stock into which the Series A Shares are convertible on the date the Loss is incurred, divided by the Common Stock Outstanding as of such date.

            (b) Subject to Section 8.03, each Purchaser, severally as to itself and no other Purchaser, hereby agrees to indemnify, defend and hold harmless, the Company and its Affiliates (which term shall not include any Purchaser for the purposes of this Section 8.02(b)) from and against any and all Losses which such Person may suffer or become subject to as a result of (i) any misstatement in any representation or warranty made by, or (ii) any breach of any covenant or agreement to be performed on the part of, such Purchaser under this Agreement or any other Transaction Document, and in each case to reimburse any such Person for all such Losses as they are incurred by such Person.

            (c) Promptly after receipt by any Person (the "INDEMNIFIED PERSON") of notice of any demand, claim or event which would, or could reasonably be expected to, give rise to a claim or the commencement of any Suit in respect of which indemnity may be sought pursuant to Section 8.02(a) or (b), such Indemnified Person shall give notice thereof to the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") and the Company will deliver a copy of such notice to each Purchaser. Notwithstanding the foregoing, the failure so to give prompt notice to the Indemnifying Person will not relieve such Indemnifying Person from liability, except to the extent such failure or delay materially prejudices such Indemnifying Person. The Indemnifying Person may participate in and, to the extent that it shall elect by written notice delivered to the Indemnified Person promptly after receiving such notice from the Indemnified Person, shall be entitled to control the defense of any such Suit at its own expense with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person of its election to control the defense thereof, such Indemnifying Person shall not be liable to such Indemnified Person for any legal expenses subsequently incurred by such Indemnified Person in connection with the defense thereof; provided, however, that if the named parties in any Suit (including any impleaded parties) include both such Indemnified Person and such Indemnifying Person and there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the Indemnified Person, for the same counsel to represent both such Indemnified Person and such Indemnifying Person or any affiliate or associate thereof, the Indemnified Person shall be entitled to retain its own counsel at the expense of such Indemnifying Person; and provided further that no Indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons, it being understood that if any stockholder of the Company that is an Affiliate of Advent or one of such stockholders' Affiliates is an Indemnified Person, then Advent shall select any such separate law firm (and local counsel) which may be counsel to Advent or such Affiliates in other unrelated matters. The Indemnifying Person shall not, except with the prior written consent of the Indemnified Person, enter into any settlement, or consent to entry of any judgment, that does not include as an unconditional term thereof that the Person or Persons asserting such claim unconditionally release such Indemnified Person from all liability with respect to such claim. The Indemnifying Person shall not be liable under this Section 8.02 for the settlement of any claim or Suit in respect of which indemnity may be sought hereunder if such settlement was effected without its consent (which consent shall not be unreasonably denied, withheld or delayed).

            (d) Any amounts payable under subsections (a) or (b) of this Section
8.02 shall be the exclusive remedy for any breach by a party of a representation or warranty made by such party in this Agreement or any other Transaction Document, absent any fraud on the part of such breaching party. All amounts payable under subsections (a) or (b) of this Section 8.02 shall be treated for all Tax purposes as adjustments to the Gross Purchase Price, except as otherwise required by law.

      Section 8.03 Limitations on Indemnification.

            (a) The Company shall not have any liability to the Purchasers and their Affiliates under Section 8.02(a) until the aggregate amount of Losses incurred under Section 8.02(a) by the Purchasers and their Affiliates exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "LOSS THRESHOLD"), in which case the Purchasers and their Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Loss Threshold); and

            (b) The maximum amount of aggregate Losses incurred under Section 8.02(a) by the Purchasers and their Affiliates for which the Company shall be liable shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000) (the "LOSS CAP").

            (c) No Purchaser shall have any liability under Section 8.02(b) until the aggregate amount of Losses theretofore incurred under Section 8.02(b) by the Company and its Affiliates exceeds the Loss Threshold, in which case the Company and its Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Loss Threshold); and

            (d) The maximum amount of aggregate Losses incurred under Section 8.02(b) by the Company and its Affiliates for which the Purchasers shall be liable shall not exceed the Loss Cap.

                                   ARTICLE 9
                                  MISCELLANEOUS

      Section 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature page hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose of this Section 9.01 to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified on the signature pages of this Agreement and electronic confirmation of the transmission of such facsimile is received or, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (c) if given by any other means, when delivered at the address specified on the signature pages of this Agreement.

      Section 9.02 Expenses; Documentary Taxes.

            (a) Except as expressly set forth in this Agreement or any other Transaction Document, the Company and each Purchaser will each pay its own costs and expenses in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby.

            (b) The Company agrees to pay, promptly after the presentation of invoices summarizing the work performed and supporting documentation, the out-of-pocket expenses incurred by Advent and the Purchasers in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation for the reasonable fees, costs and disbursements of Pepper Hamilton LLP, PricewaterhouseCoopers LLP and Dataquest Limited in connection with the due diligence investigation and the preparation and negotiation of this Agreement and the other Transaction Documents (and the documents and instruments executed in connection herewith and therewith) and the transactions contemplated hereby and thereby, and any other reasonable third party costs and expenses incurred by Advent and the Purchasers in connection with such transactions, including customary post-closing matters (the "EXPENSE REIMBURSEMENT AMOUNT"). In the event a Trigger Event occurs, the Expense Reimbursement Amount shall be paid not later than two (2) Business Days following the date of the Trigger Event. In addition, should the Closing occur, the Company agrees to pay any and all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Advent or any Purchaser (or any of its assignees) in connection with any amendment, waiver, consent or enforcement of this Agreement or any other Transaction Document.

            (c) In the event this Agreement is terminated (i) by a Purchaser pursuant to Section 9.04(a)(iii) or (ii) by the Company pursuant to Section 9.04(a)(v), then in such case (such case of termination being referred to as a "TRIGGER EVENT"), the Company shall pay to Advent, as agent for the Purchasers, no later than five (5) Business Days following the Trigger Event, by wire transfer of immediately available funds, an amount equal to One Million Dollars ($1,000,000) plus any amounts payable by the Company to the Purchasers under
Section 9.02(b) in respect of the Expense Reimbursement Amount.

            (d) The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of the Series A Shares and all Underlying Shares, and the issuance of the Warrants and all Warrant Shares.

      Section 9.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter of the Transaction Documents.

      Section 9.04 Termination.

            (a) This Agreement may be terminated at any time prior to the
Closing:

                  (i) by mutual written agreement of the Company and Advent;

                  (ii) by the Company or Advent if the Closing shall not have been consummated on or before the Termination Date (provided that the right to terminate this Agreement under this Section 9.04(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination
Date);

                  (iii) by Advent if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would cause the conditions set forth in Section 7.01(d) not to be satisfied, and such breach is not cured to the reasonable satisfaction of Advent within thirty (30) days after notice thereof is received by the Company or by the Termination Date, whichever is earlier;

                  (iv) by the Company if any Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would cause the conditions set forth in Section 7.02(b) not to be satisfied, and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after notice thereof is received by such Purchaser or by the Termination Date, whichever is earlier; or

                  (v) by the Company or any Purchaser if there shall be enacted any law or regulation, if any order, decree or judgment of any court or governmental body having jurisdiction is issued, or if any Suit is filed, in any case which makes consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof illegal or otherwise permanently prohibited.

            (b) If this Agreement is terminated as permitted by Section 9.04(a), such termination shall be without liability of any party (or any Affiliate of such party) to the other parties to this Agreement; provided, however, that if such termination shall result from the (i) failure of any party to perform any covenant or agreement contained in this Agreement or (ii) breach by any party of any of its representations or warranties contained herein, then such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach (in addition to, in the Company's case, any payments required to be made pursuant to Section 9.02(c)).

            (c) Any party to this Agreement providing a notice of termination to any other party to this Agreement pursuant to Section 9.04(a) hereof shall simultaneously provide such notice to all other parties hereto.

            (d) The provisions of this Article 9 shall survive the termination of this Agreement.

      Section 9.05 Amendments and Waivers.

            (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party against whom such amendment or waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 9.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party. Notwithstanding the foregoing, any Purchaser may assign or transfer, in whole or, from time to time, in part, the right to purchase all or any portion of the Purchased Securities to (i) one or more of its Affiliates or to one or more limited partners of the Purchasers who have pre-existing contractual co-investment rights with the assigning Purchaser,
(ii) subject to the terms and conditions of the Investor Rights Agreement, from and after the Closing Date, any Purchaser or other holder of Series A Shares or Warrants may assign, pledge or otherwise transfer, in whole or from time to time in part, its rights hereunder to any Person who acquires any interest in any Series A Shares or Warrants and (iii) any Purchaser may assign or transfer any of its rights or obligations under this Agreement, in whole or, from time to time, in part to the Company or any other Purchaser or Affiliate of such Purchaser. As a condition of any transfer pursuant to this Section 9.06, the transferee must agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any Series A Shares or Warrants being transferred hereunder.

      Section 9.07 Representative of the Purchasers. To the extent certain provisions hereof expressly convey certain rights and authorities to Advent, each Purchaser hereby appoints and authorizes Advent to act on its behalf with respect to such rights and authorities; provided, however, that prior to any such action Advent shall obtain the approval of Purchasers purchasing at least a majority of the Series A Shares pursuant to this Agreement.

      Section 9.08 Third Party Beneficiaries. No provision of this Agreement (other than Sections 5.09, 8.02 and 9.07) is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.09 Governing Law; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS

AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      Section 9.10 Headings. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      Section 9.11 Counterparts; Facsimile Signatures; Effectiveness. This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

                            [signature pages follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first above written.


                                       MTI TECHNOLOGY CORPORATION


                                       By: __________________________
                                       Name:
                                       Title:

                                       Address for notices:

                                       MTI Technology Corporation
                                       14661 Franklin Avenue
                                       Tustin, California 92780
                                       Attention:
                                       Facsimile:

                                       with a copy to:

                                       Stradling Yocca Carlson & Rauth
                                       660 Newport Center Drive
                                       Suite 1600
                                       Newport Beach, California 92660
                                       Attention:       Nick E. Yocca, Esq.
                                       Facsimile:       949.725.4100

                       [Purchaser signature pages follow]

                                       PURCHASERS:

                                       DIGITAL MEDIA & COMMUNICATIONS III
                                                LIMITED PARTNERSHIP
                                       DIGITAL MEDIA & COMMUNICATIONS III-A
                                                LIMITED PARTNERSHIP
                                       DIGITAL MEDIA & COMMUNICATIONS III-B
                                                LIMITED PARTNERSHIP
                                       DIGITAL MEDIA & COMMUNICATIONS III-C
                                                LIMITED PARTNERSHIP
                                       DIGITAL MEDIA & COMMUNICATIONS III-D C.V.
                                       DIGITAL MEDIA & COMMUNICATIONS III-E C.V.

                                       By:    Advent International Limited
                                                Partnership, General Partner
                                       By:    Advent International Corporation,
                                                General Partner

                                       By: __________________________
                                       Name:
                                       Title:

                                       Address for notices:

                                       c/o Advent International Corporation
                                       75 State Street
                                       Boston, Massachusetts 02109
                                       Attention:    Mike Pehl
                                                     Operating Partner
                                       Facsimile:    617.951.0566

                                       With a copy to:

                                       Pepper Hamilton LLP
                                       3000 Two Logan Square
                                       18th and Arch Streets
                                       Philadelphia, Pennsylvania 19103
                                       Attention:    Julia D. Corelli, Esquire
                                       Facsimile:    215.981.4750

            Purchaser Signature Page to Securities Purchase Agreement

                                     ADVENT PARTNERS DMC III LIMITED PARTNERSHIP
                                     ADVENT PARTNERS II LIMITED PARTNERSHIP

                                     By:    Advent International Corporation,
                                              General Partner

                                     By: __________________________
                                     Name:
                                     Title:

                                     Address for notices:

                                     c/o Advent International Corporation
                                     75 State Street
                                     Boston, Massachusetts 02109
                                     Attention:   Mike Pehl
                                                  Operating Partner
                                     Facsimile:   617.951.0566

                                     With a copy to:

                                     Pepper Hamilton LLP
                                     3000 Two Logan Square
                                     18th and Arch Streets
                                     Philadelphia, Pennsylvania 19103
                                     Attention:   Julia D. Corelli, Esquire
                                     Facsimile:   215.981.4750

            Purchaser Signature Page to Securities Purchase Agreement

                                     EMC CORPORATION


                                     By: __________________________
                                     Name:
                                     Title:

                                     Address for notices:

                                     176 South Street
                                     Hopkinton, Massachusetts 01748
                                     Attention:     C. Matthew Olton
                                                    Senior Corporate Counsel
                                     Facsimile:     508.497.6915

                                     With a copy to:

                                     Pepper Hamilton LLP
                                     3000 Two Logan Square
                                     18th and Arch Streets
                                     Philadelphia, Pennsylvania 19103
                                     Attention:     Julia D. Corelli, Esquire
                                     Facsimile:     215.981.4750

            Purchaser Signature Page to Securities Purchase Agreement

                             SCHEDULE A - PURCHASERS

                                                                                           COMMON SHARES
                                                                                            FOR WHICH
                                                  ALLOCATION            SERIES A              WARRANT          AMOUNT OF
PURCHASER                                         PERCENTAGE        SHARES PURCHASED        EXERCISABLE        INVESTMENT

Digital Media & Communications
        III Limited Partnership                      15.3507%             87,007.00           249,343.00       $2,302,596.75

Digital Media & Communications
        III-A Limited Partnership                    7.3503%             41,661.00           119,392.00       $1,102,537.53

Digital Media & Communications
        III-B Limited Partnership                    2.7201%             15,418.00            44,183.00         $408,029.66

Digital Media & Communications
        III-C Limited Partnership                   38.1217%            216,073.00           619,214.00       $5,718,263.91

Digital Media & Communications
        III-D C.V.                                   5.0402%             28,568.00            81,869.00         $756,037.84

Digital Media & Communications
        III-E C.V.                                   3.3602%             19,045.00            54,579.00         $504,016.40

Advent Partners DMC III Limited Partnership          1.0800%              6,122.00            17,543.00         $162,015.67

Advent Partners II Limited Partnership               0.3100%              1,757.16             5,036.20          $46,502.24

EMC Corporation                                     26.6667%            151,145.87           433,148.80       $4,000,000.00

TOTAL                                              100.0000%            566,797.03         1,624,308.00      $15,000,000.00